Exhibit 10.2
INDEPENDENT CONTRACTOR SERVICES AGREEMENT
This Agreement is made and entered into on 24th of July, 2015 (the “Effective Date”) between FalconStor Software, Inc., a Delaware corporation and its successors or assignees (“Client” or the “Company”) and RFN Prime Marketing, Inc., a Delaware LLC (the “Contractor”). The parties agree as follows:
1.ENGAGEMENT OF SERVICES.
1.1    Client may from time to time issue Project Assignment(s) in the form attached to this Agreement as Schedule A. Subject to the terms of this Agreement, Contractor will, to the best of its ability, render the services set forth in Project Assignment(s) accepted by Contractor (the “Project(s)”) by the completion dates set forth therein. The manner and means by which Contractor chooses to complete the Projects are in Contractor's sole discretion and control. Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects. In completing the Projects, Contractor agrees to provide and maintain its own equipment, tools and other materials at its own expense. Client will make its facilities and equipment available to Contractor at mutually agreeable times. Contractor shall perform the services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time that the Contractor deems appropriate.
1.2    Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Client's prior written consent. Before any employee, consultant or subcontractor of Contractor performs services in connection with this Agreement, each such employee, consultant and subcontractor must enter into a written agreement expressly for the benefit of Client containing provisions substantially equivalent to this Section 1.2 and to Sections 9 (No Conflict), 11 (Trade Secrets and Intellectual Property Rights) and 12.12 (Confidentiality).
2.    COMPENSATION. Client will pay Contractor a fee for services rendered under this Agreement as set forth in Schedule A and also for reimbursable expenses provided Contractor has furnished such documentation for expenses as Client reasonably requested and in accordance with Client’s Business Travel, Entertainment and Expense Reimbursement Policy attached as Schedule C. Upon termination of this Agreement for any reason, Contractor will be paid for reimbursable expenses in accordance with the preceding sentence.
3.    INDEPENDENT CONTRACTOR RELATIONSHIP.
3.1    Contractor’s relationship with Client will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contractor is not the agent of Client and is not authorized to make any representation, contract, or commitment, express or implied, on behalf of Client unless specifically requested or authorized in writing to do so by Client. Contractor will not be entitled to any of the benefits that Client may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Contractor will be solely responsible for and will file, on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor’s performance of services and receipt of fees under this Agreement. Contractor will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. Because Contractor is an independent contractor, Client will not withhold or make payments for social security or employee payroll taxes; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Contractor’s behalf. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Contractor, its agents or employees under this Agreement. Contractor hereby agrees to indemnify and defend Client against any and all such taxes or contributions, including penalties and interest.
3.2    The Contractor agrees to abide by the Client Code of Business Conduct attached as Schedule B. In addition, the Contractor acknowledges that any sales by him of Company Common Stock can only be made in accordance with the Company’s insider trading policy and during open trading windows of the Company.

3.3    Client will not be responsible for any out-of-pocket expenses incurred by or on behalf of the Contractor unless previously agreed upon and in direct relation to this Agreement. Any reimbursable travel and entertainment expenses will be reimbursed in accordance with Client’s Business Travel, Entertainment and Reimbursement Policy as attached in Schedule C. Client reserves the right in its sole discretion to change or modify its Business Travel, Entertainment and Reimbursement Policy at any time. Contractor shall not submit invoices for expenses to Client more frequently than monthly.
4.    CONTRACTOR REPRESENTATIONS AND WARRANTIES. Contractor hereby represents and warrants that (a) Contractor has full right and power to enter into and perform this Agreement without the consent of any third party; (b) Contractor’s services and completion of the Projects under this Agreement do not violate any agreement or obligation between Contractor and any third party; (c) there is no other contract or duty on Contractor’s part now in existence inconsistent with this Agreement; (d) during the term of this Agreement, Contractor agrees not to accept work or enter into a contract or accept an obligation that would cause Contractor to not perform Contractor’s obligations under this Agreement or the scope of services for Client or that would cause a breach of this Agreement; (e) Contractor’s services and completion of the Projects under this Agreement will not infringe any copyright, patent, trade secret, or other proprietary right held by any third party; (f) the services provided by the Contractor shall be performed in a professional manner, and shall be of a high grade, nature, and quality, shall be performed in a timely manner and shall meet deadlines agreed between Client and Contractor; and (g) Contractor will take all reasonably necessary precautions to prevent injury to any persons (including employees of Client) or damage to property (including Client’s property) during the term of this Agreement.
5.    INDEMNIFICATION. Contractor will indemnify, defend, and hold harmless Client and its successors, officers, directors, employees, sublicensees, customers and agents from any and all actions, causes of action, claims, demands, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) which result from a breach or alleged breach (“Claim”) of this Agreement by Contractor, provided that Client gives Contractor written notice of any such Claim within 10 days of actual or constructive notice of such claim and Contractor has the right to participate in the defense of any such Claim at its expense.

6.	TERMINATION.
6.1    Termination by Client. Client may terminate this Agreement for any reason on fifteen (15) days prior written notice to Contractor. Notwithstanding the foregoing, the Contractor is entitled to receive any vested restricted stock in accordance with the terms and conditions of Note 5 and Note 3 of Schedule A.
6.2    Termination by Contractor. Contractor may terminate this Agreement at any time that there is no uncompleted Project Assignment in effect upon fifteen (15) days’ prior written notice to Client.
6.3    Termination Upon Expiration. This Agreement shall terminate automatically, without any action of either of the parties, twenty four (24) months after the date hereof.
7.    RETURN OF CLIENT PROPERTY.    All information relating to the business activities of Client or its customers or suppliers, which includes, without limitation, all documents, drawings, blueprints, manuals, letters, notebooks, reports, sketches, formulae, memoranda, records, files, computer programs, machine listings, data, costs, profits, market, sales, customer lists and other lists or the like whether furnished to Contractor by Client or made by Contractor in the performance of services under this Agreement, are and shall remain exclusive property of Client. Contractor agrees to deliver promptly all Client’s property and all copies thereof in Contractor’s possession or custody to Client at any time upon Client’s request. Upon termination of this Agreement for any reason or in any manner, Contractor agrees to deliver such Client property described herein, together with any other of Client’s property then in Contractor’s possession, except as Client may, by prior written permission, allow Contractor to retain.
8.    NONINTERFERENCE WITH BUSINESS.    During and for a period of two (2) years immediately following termination of this Agreement, Contractor agrees not to interfere with the business of the Client in any manner. By way of example and not of limitation, Contractor agrees not to solicit or induce any employee or independent contractor to terminate an employment, contractual or other relationship with the Client.

9.	NO CONFLICT OF INTEREST.
9.1    Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation that would cause Contractor to not perform Contractor’s obligations under this Agreement or the scope of services for Client or that would cause a breach of this Agreement.
9.2    Contractor warrants that to the best of its knowledge, there is no other contract or duty on his part now in existence inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as Schedule B.

10.	CODE OF CONDUCT.
Contractor shall abide, in all material respects, by the Code of Conduct set forth in Schedule B.

11.	TRADE SECRETS AND INTELLECTUAL PROPERTY RIGHTS.
11.1    Disclosure of Inventions. Contractor agrees to disclose promptly in writing to Client, or any person designated by Client, every computer program, trade secret, invention, discovery, improvement, copyrightable material, process, manufacturing technique, formula or know-how, whether or not patentable, which is conceived, made, reduced to practice, or learned by Contractor within the scope of any work performed for Client. Contractor represents that its performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data of a third party and Contractor will not disclose to Client, or induce Client to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such owners.
11.2    Assignment of Copyrightable Works and Inventions.
(A)To the extent any inventions, technologies, reports, memoranda, studies, writings, articles, plans, designs, specifications, exhibits, software code, or other materials prepared by Contractor in the performance of services under this Agreement include material subject to copyright protection, such materials have been specially commissioned by Client and they shall be deemed “work for hire” as such term is defined under U.S. copyright law. To the extent any such materials do not qualify as “work for hire” under applicable law, and to the extent they include material subject to copyright, patent, trade secret, or other proprietary rights protection, Contractor hereby irrevocably and exclusively assigns to Client, its successors, and assigns, all right, title, and interest in and to all such materials. To the extent any of Contractor rights in the same, including without limitation any moral rights, are not subject to assignment hereunder, Contractor hereby irrevocably and unconditionally waives all enforcement of such rights. All documents, magnetically or optically encoded media, and other tangible materials created by Contractor as part of its services under this Agreement shall be owned by Client.

(B)Client will not have rights to any invention conceived or reduced to practice by Contractor for which no equipment, supplies, facility, or trade secret information of Client was used and which was developed entirely on Contractor’s own time, and (1) which does not relate (a) to Client’s business or (b) to Client’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Contractor for Client.

(C)Contractor agrees to assist Client in any reasonable manner to obtain and enforce for Client’s benefit patents, copyrights, and other property rights in any and all countries, and Contractor agrees to execute, when requested, patent, copyright or similar applications and assignments to Client and any other lawful documents deemed necessary by Client to carry the purpose of this Agreement. Contractor further agrees that the obligations and undertakings under Section will continue beyond the termination of Contractor’s service to Client. If called upon to render assistance under this Section, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of expenses incurred at the prior written request of Client.

(D)Contractor agrees to execute upon Client’s request a signed transfer of inventions or copyrights therein to Client in a form reasonably acceptable to Client for all inventions subject to copyright protection that result from Contractor’s work for Client under this Agreement.

12.	GENERAL PROVISIONS.
12.1     Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Delaware, as applied to transactions taking place wholly within Delaware between Delaware residents. Each party hereby expressly consents to the exclusive personal and subject matter jurisdiction of the state and Federal courts located in the Federal Eastern District of New York, State of New York, for any lawsuit based upon, arising from or related to this Agreement. Contractor agrees that process may be served on Contractor in any such action by mailing it to Contractor at the address shown on the signature page of this Agreement.
12.2     Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
12.3     No Assignment. Neither this Agreement nor any of the rights or obligations of Contractor arising under this Agreement may be assigned or transferred by Contractor without Client’s prior written consent, and any such attempted assignment shall be void and of no effect. This Agreement may be assigned by Client and shall be binding on Contractor and permitted assignees.
12.4     Notices. All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given three (3) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this Section.
12.5     Legal Fees. If any proceeding arises between the parties with respect to this Agreement, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.
12.6     Injunctive Relief. A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Client for which there may be no adequate remedy at law, and Client is therefore entitled to obtain injunctive relief without the necessity of posting bond or proving irreparable harm, as well as such other and further relief as may be appropriate.
12.7     Survival. The following provisions shall survive termination of this Agreement: Sections 2, 4, 5, 6, 7, 8, 11, 12 and Schedule A Note 3 and Note 5
12.8     Export. Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from Client or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.
12.9     Waiver. No waiver by Client of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Client of any right under this Agreement shall be construed as a waiver of any other right. Client shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

12.10 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Client.
12.11 Headings. Titles or headings to the sections of the Agreement are not part of the terms of this Agreement, but are inserted solely for convenience.
12.12 Confidentiality. Each party hereto agrees not to, and shall ensure that each of its stockholders shall not, make any disclosure to any third party (other than such party’s officers, directors, employees, agents and other representatives who have a need to know such information in furtherance of the transactions contemplated hereby) of the existence or contents of this Agreement, or the transactions contemplated hereby. Contractor agrees during the term of this agreement and thereafter not to disclose to a third party any confidential information of Client which is learned, discovered, developed, or conceived by Contractor within the scope of the services and the completion of the Projects under this Agreement. “Confidential Information” includes, but is not limited to, technical and business information relating to Client’s inventions or techniques, research and development, costs, profit or margin techniques, costs, finances, customers, sale and marketing, and future information and business plans. Contractor’s obligations with respect to Client’s Confidential Information also extend to any third party’s proprietary or confidential information disclosed to Contractor in the course of providing services to Client. Contractor’s confidentiality obligations with respect to any portion of the Confidential Information as set forth above shall terminate when Contractor can document that : (a) it was in the public domain at the time it was communicated to Contractor by Client; or (b) it entered the public domain through no fault of Contractor subsequent to the time it was communicated to Contractor by Client; or (c) it was in Contractor’s possession free of any obligation of confidence at the time it was communicated to Contractor free of any obligation of confidence subsequent to the time it was communicated to Contractor by Client.
12.13 Registration. (a) Upon the written request of the Contractor, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement covering the resale of all the restricted shares to be acquired by the Contractor for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason the Commission does not permit all of the restricted shares to be included in such Registration Statement, then the Company shall not be obligated to include such restricted shares in such Registration Statement but the Company shall prepare and file with the Commission a separate Registration Statement with respect to any such restricted shares not included with the initial Registration Statements, as promptly as reasonably possible, but in no event later than the date which is thirty (30) days after the date on which the Commission shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form S-3. In the event Form S-3 is not available for the registration of the resale of restricted shares hereunder, the Company shall (i) register the resale of the restricted shares on another appropriate form in accordance herewith as Contractor may consent and (ii) attempt to register the restricted shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the restricted shares has been declared effective by the Commission. The Company shall use its commercially reasonable efforts to facilitate the sale of the Company’s shares held by the Contractor pursuant to any exemption from registration selected by Contractor in its sole and absolute discretion.
(b) The Company shall use its commercially reasonable efforts to cause any Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) such time as all of the stock covered by such Registration Statement have been sold publicly or (iii) such time as all of the stock covered by such Registration Statement may be sold by the Contractor pursuant to Rule 144 without volume limitations and without the requirement that there be adequate current public information with regards to the Company.

(c) The Company shall notify the Contractor in writing as promptly as reasonably possible (and in any event within one Business Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(d) The Company shall pay (or reimburse the Contractor for) the following fees and expenses incident to the performance of or compliance with this Agreement by the Company, (i) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Contractor), (iii) messenger, telephone and delivery expenses, and (iv) fees and expenses of all other persons retained by the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their duly authorized representative.

CLIENT:
FalconStor Software, Inc., a Delaware corporation
By: /s/ Louis J. Petrucelly
Title: EVP & CFO

CONTRACTOR:
RFN Prime Marketing, Inc., a Delaware LLC
By: /s/ Authorized Officer of RFN Prime Marketing, Inc
Title: President